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                                                                 Exhibit 10.10.1

[Logo] symbolease                                             NO.  F-96-801


                             MASTER LEASE AGREEMENT

                                         Dated:  August 19, 1996

LESSOR: SYMBOLEASE, INC.                 LESSEE: FACTORY CARD OUTLET OF AMERICA,
                                                 Ltd.

Principal place of business:             Principal place of business:
One Symbol Plaza                         745 Birginal Drive
Holtsville, New York 11742               Bensenville, IL 60106

The subject matter of the Agreement (the "Agreement") shall be Equipment marketed by Symbol Technologies, Inc. ("Vendor") described in Exhibit A. Any lease transaction requested by Lessee and accepted by Lessor shall be specified in an Equipment Schedule ("Schedule"). A Schedule shall refer to and incorporate by reference this Agreement and when signed by the parties, shall constitute the Lease for the Equipment specified therein. The Schedule may include additional terms and conditions as agreed upon between the parties, as well as amounts to be financed. Financing may include software charges on Licensed Programs and/or support services marketed by Vendor. Each Schedule shall constitute a separate lease. The parties agree that each Schedule is a "Finance Lease" as defined by ss.2A-103(g) of the Uniform Commercial Code.

1. AGREEMENT TERM. This Agreement shall be effective when signed by both parties and may be terminated by either party with one month's prior written notice. However, each Lease then in effect shall survive any termination of this Agreement.

2 CREDIT REVIEW. For each Lease, Lessee consents to any reasonable credit investigation and review by Lessor.

3. ASSIGNMENT TO LESSOR. Lessee hereby assigns, exclusively to Lessor, Lessee's right to acquire the Equipment, Licensed Programs and/or support services from Vendor. This assignment is effective when Lessor accepts the applicable Schedule and Lessor shall then be obligated to purchase and pay for the Equipment.

If the Equipment is subject to a Volume Purchase Agreement or to another discount offering, Lessor will pay the same amount for the Equipment that would have been payable by Lessee.

4. SELECTION AND USE OF EQUIPMENT AND LICENSED PROGRAMS. Lessee agrees that it shall be responsible for the selection, use of, and results obtained from, the Equipment, licensed programs, and any other associated equipment, programs, or services. Lessor has acquired the Equipment solely for the purposes of leasing such products under the Schedule.

5. LESSEE'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. Lessee agrees that its Monthly Rental and other obligations hereunder shall be irrevocable, independent, absolute and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim otherwise available to Lessee against Lessor, nor, except as otherwise expressly provided herein or as agreed to by Lessor in writing, shall this Agreement terminate for any reason whatsoever prior to the end of the Initial Period or the end of any Automatic Renewal Period.

6. ASSIGNMENT.

     a. LESSEE MAY ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT WITH THE PRIOR WRITTEN CONSENT OF LESSOR, which will not be unreasonably withheld. NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS THEREUNDER. In no event shall Lessee remove the Equipment from the United States.

     b. Lessor may sell and assign its rights and interests in any Equipment and in any Schedule hereunder, to another party ("Lessor's Assignee") either outright or as collateral security for loans. Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Monthly Rental and perform its other obligations hereunder to the Lessor's Assignee (or to another party designated by Lessor's Assignee). Upon any such sale or assignment, LESSEE'S OBLIGATIONS TO LESSOR'S ASSIGNEE UNDER THE ASSIGNED EQUIPMENT SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR'S ASSIGNEE ANY CLAIM, DEFENSE OR COUNTERCLAIMS WHICH LESSEE MIGHT HAVE AGAINST LESSOR. Lessor's Assignee shall have all of the rights but none of the obligations of Lessor under this Agreement. Notwithstanding Any assignment by Lessor, Lessor's Assignee shall not be deemed to have assumed or to be obligated to perform any of the obligations of Lessor.

In connection with any assignment by Lessor of its interest in the Equipment or this Agreement, Lessee acknowledges that the assignment will not materially change the duty of or materially increase the burden of risk imposed on Lessee.

Upon any such assignment, Lessee agrees to execute (i) any document reasonably requested by Lessor acknowledging such assignment and affirming to Lessor's Assignee basic provisions of this Agreement and the Schedule, and (ii) UCC-1 precautionary filings reasonably requested.

7. WARRANTIES. Lessor grants to Lessee the benefit of any and all warranties made available by Vendor in the Agreement for Acquisition of Products and Services. Lessor warrants that neither Lessor nor anyone acting or claiming through Lessor, by assignment or otherwise, will interfere with Lessee's quiet enjoyment of the use of the Equipment so long as no event of default shall have occurred and be continuing. EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL LESSOR'S LIABILITY OF ANY KIND INCLUDE ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF LESSOR HAS KNOWLEDGE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

8. TAXES. Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on the Monthly Rental or on the possession, use, operation lease, rental, sale, purchase, control or value of the Equipment, including, without limitation, registration and license fees and assessments, state and local privilege or excise taxes, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor's net income. Lessor shall invoice Lessee for all such taxes and Lessee shall promptly remit to Lessor all such taxes and charges upon receipt of such invoice from lessor. Lessee shall pay all penalties and interest resulting from its failure to timely remit such taxes to Lessor when invoiced by Lessor and to pay all subsequent penalties and interest due from any adverse rulings from taxing authorities due to a failure to classify the lease properly for tax and/or accounting purposes. Lessor shall file all required sales and use tax and personal property tax returns and reports concerning the Equipment with all applicable governmental agencies. It is the Lessee's responsibility at the time the order is placed to provide Lessor with documentation required by the taxing authorities to sustain any tax exemptions.

9. LESSEE AUTHORIZATION. So long as Lessee is not in default under the Lease (a) Lessee is authorized to act on Lessor's behalf concerning delivery and installation of the Equipment, any Vendor warranty service of the Equipment, and any Licensed Program support services, and (b) Lessee shall have, solely for these purposes, all rights Lessor may have against Vendor under the Agreement for Acquisition of Products and Services. The foregoing authorization shall not constitute any surrender of Lessor's interest in the Equipment.

10. LEASE TERM. The Initial Term of the Lease shall expire at the end of the number of Payment Periods, specified as "Term" in the Schedule, after the Commencement Date. Commencement Date, for purposes of this Agreement, is defined as the first day of the month following the date in which Vendor has the Equipment installed, ready for use and has successfully completed Vendor's installation procedures (the "Acceptance Date"). Thereafter, the term of this Agreement for all such Equipment shall be automatically extended for successive twelve-month periods ("Automatic Renewal Periods") on the terms and conditions which are set forth in this Agreement and the Schedule unless and until terminated by either party giving to the other not less than three 13) months prior written notice. Any such termination shall be effective only on the last day of the Initial Period or the last day of any Automatic Renewal Period.

11. RENT AND PAYMENT. As to any Equipment leased thereunder. the "Monthly Rental" payable by Lessee to Lessor shall be set forth in the applicable Schedule. The Monthly Rental shall begin on the Acceptance Date and shall be payable by Lessee in advance on the first day of each month throughout the Initial Period and any Automatic Renewal Period. Lessee's obligation to pay shall begin on the Acceptance Date. Rent will be invoiced in advance of the first day of the Payment Period. When the Acceptance Date is not on the first day of a calendar month, the applicable payment will be prorated on the basis of 30-day months. Lessee shall pay all Monthly Rental to Lessor, its successors or assigns, at Lessor's address set forth above (or as otherwise directed in writing by Lessor, its successors or assigns), whether or not Lessee has received any notice that such payment is due. LESSEE SHALL NOT ABATE, SET OFF, OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY MONTHLY RENTAL FOR ANY REASON WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, ITS SUCCESSORS OR ASSIGNS.

Late charges on any past due payments, taxes or other charges hereunder shall accrue at the rate of 2% per month or if such rate shall exceed the maximum rate allowed by law, then at the highest rate that is permitted to be charged on liquidated amounts after judgement) beginning with the date that such amount was due and continuing until the amount is paid. If late charges are assessed by a lending institution due to any late payment, Lessee agrees to pay such late charges or to reimburse Lessor for their payment.

12. OWNERSHIP AND INSPECTION.

     a. The Equipment shall at all times remain the property of Lessor or its assigns. By this Agreement, Lessee acquires no ownership rights in the Equipment. Lessor may affix (or require Lessee to affix) tags, decals or plates to the Equipment indicating Lessor's ownership and Lessee shall not permit their removal or concealment.

     b. Licensed Programs are licensed and provided by Vendor directly to Lessee under the terms and conditions of the Agreement for Acquisition of Products and Services.

     c. LESSEE SHALL KEEP THE EQUIPMENT AND LESSEE'S INTEREST UNDER THIS AGREEMENT FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED BY LESSOR OR ITS ASSIGNS.

     d. Lessor, its assigns and their agents shall have free access to the Equipment at all reasonable times during normal business hours for the purpose of inspecting the Equipment and for any other purpose contemplated in this Agreement.

13. USE, ALTERATIONS AND ATTACHMENTS.

     a. After Lessee receives and inspects any Equipment and the Equipment has been verified by Lessee to Lessor to be operational according to the Vendor published specifications, Lessee shall execute and deliver to Lessor an Acceptance Certificate in a form provided by Lessor; provided, however, that Lessee's failure to execute and deliver an Acceptance Certificate for any Equipment shall not affect the validity of this Agreement with respect to the Equipment.

     b. Lessee shall be entitled to unlimited usage of the Equipment which is leased solely for commercial or business purposes, during the Initial Period, the Automatic Renewal Periods and any extension or renewal periods approved by Lessor in writing.

     c. Lessee will at all times keep the Equipment in its sole possession and control. Removal from the location stated in the Schedule requires prior written consent of the Lessor.

     d. Lessee shall cause the Equipment to be installed, used, operated and at the termination of this Agreement as to each Equipment Schedule, allow Lessor to deinstall the Equipment for removal.

     e. Alterations in or additional attachments to the Equipment requires prior written consent of Lessor. Any such alterations or attachments shall be made at Lessee's expense and shall not interfere with the normal and satisfactory operation or maintenance of the Equipment. Vendor may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee. Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor or, at the option of Lessor, shall be removed by Lessee at the termination of this Agreement as to such Equipment and Equipment restored at Lessee's expense to its original condition, reasonable wear and tear only excepted.

     f Lessee acknowledges that the Equipment is and shall remain personal property during the term of this Agreement. Lessee shall not permit the Equipment to become an accession to other goods or a fixture to, or part of, any real property.

4. MAINTENANCE AND REPAIRS; RETURN OF EQUIPMENT.

     a. During the continuance of this Agreement and at its expense, Lessee (i) shall keep the Equipment in good repair, working order and condition; (ii) shall make all necessary adjustments, repairs and replacements; (iii) shall furnish all required parts, mechanisms, devices and servicing; and (iv) shall not use or permit the Equipment to be used for any purpose for which in the opinion of Vendor, the Equipment is not designed or reasonably suitable. Such parts, mechanisms and devices shall immediately become a part of the Equipment for all purposes hereunder.

     b. During the continuance of this Agreement and at its own expense, Lessee shall enter into and maintain in force a contract with Vendor for maintenance of each item of Equipment. Such contract as to each item shall be in place prior to shipment with a commencement date at the expiration of Vendor's warranty period, if any, relating to such item.

     c. At the termination of this Agreement and at its expense, Lessee shall return the Equipment to Lessor at the location within the continental United States designated by Lessor. Upon such return, the Equipment shall be in the same operating order, repair, condition, and appearance as on the Acceptance Date, excepting reasonable wear and tear from proper use thereof including all engineering changes theretofore prescribed by Vendor. Lessee shall provide maintenance qualification letters and/or arrange for and pay the cost of repairs which are necessary for Vendor to accept the Equipment under contract maintenance at its then standard rates.

15. UPGRADES. Lessee shall have the option to upgrade the Equipment specified in any Schedule at any time after ninety (90) days following the Commencement Date providing that Lessee provides Lessor with ninety (90) days prior written notice of its intention to upgrade. For the purposes of this provision, an upgrade will be considered to be equipment manufactured by the Lessor that replaces the Equipment specified on the Equipment Schedule to be upgraded. The new lease rate will be determined by the Lessor.

16. EQUIPMENT ADDITIONS. Lessee shall have the option to add equipment to the Equipment specified in any Schedule providing that the Lessee provides Lessor with ninety (90) days prior written notice of its intent to make such additions. For purposes of this provision, equipment additions will be considered to be parts, features or model changes manufactured by Vendor that can be added to the existing Equipment on any Schedule to provide increased capacity and/or performance. The lease rate for the equipment additions will be determined by the Lessor.

17. PURCHASE OPTION. Assuming no Event of Default shall have occurred and be continuing, at the end of the Initial Term or end of any renewal term, the Lessee may, with ninety 190) days prior written notice to the Lessor, purchase all, but not less than all, of the Equipment listed in any Schedule at then Fair Market Value of the Equipment.

18. RISK OF LOSS ON LESSEE. From and after the date that the Equipment is installed and until the Equipment is returned to Lessor as provided in this Agreement, Lessee shall bear all risk of loss, to the Equipment, howsoever caused. If any item of Equipment is rendered unusable as a result of any physical damage to or destruction of the Equipment or if any item of Equipment is lost or stolen, then:

     a. Lessee shall give Lessor immediate notice thereof, and this Agreement as to such item shall continue in full force and effect without any abatement of any Monthly Rental. Lessee shall determine and notify Lessor, within fifteen
(15) days after the date of occurrence, whether such item of Equipment can be repaired.

     b. If Vendor determines that such item of Equipment can be repaired, Lessee shall request Vendor at Lessee's expense to have such item of Equipment promptly repaired.

     c. If Vendor determines that the item of Equipment cannot be repaired or if the item of Equipment is lost or stolen, then Lessee shall, at its expense, promptly replace such item of Equipment with like Vendor equipment having a comparable or greater value and convey title to such replacement to Lessor free and clear of all liens and encumbrances, whereupon this Lease shall continue in full force and effect as though such loss, damage, theft or destruction had not occurred.

All proceeds of insurance received by Lessor or Lessee under any insurance policy shall be applied toward the cost of any such repair or replacement.

19. LIABILITY INSURANCE. Lessee shall obtain and maintain comprehensive general liability insurance, in an amount of $1,000,000 or more for each occurrence, with an insurer having a "Best's Policyholders" rating of B+ or better. The policy shall name Lessor as an additional insured as Lessor's interests may appear and shall contain clause requiring the insurer to give Lessor at least one month's prior written notice of the cancellation, or any alteration in the terms, of the policy. Lessee shall furnish to Lessor, upon request, evidence that such insurance overage is in effect.

20. GENERAL INDEMNITY. This lease is a net lease. Therefore, Lessee shall indemnify Lessor against, and old Lessor harmless from, any and all claims, actions damages, obligations, liabilities and liens; and all costs and expenses including legal fees, incurred by Lessor in connection therewith; arising out of the Lease including, without limitation, the purchase, ownership, lease, licensing, possession, maintenance, condition, use or return of the Equipment or Licensed Programs; or arising by operation of law; excluding, however, any of the foregoing which result from the sole negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of any claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility of the defense thereof. Any payment pursuant to this paragraph shall be of such amount as shall be necessary so that, after payment of any taxes required to be paid thereon by Lessor, including taxes on or measured by the net income of Lessor, the balance will equal the amount due hereunder. The provisions of this paragraph with regard to matters arising during the Lease shall survive the expiration or termination of the Lease.

21. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a default under this Agreement:

     a. Lessee fails to pay any Monthly Rental when the same becomes due and such failure shall continue uncured for thirty (30) days after written notice thereof is given to Lessee;

     b. Except as expressly provided herein, Lessee attempts to, or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Equipment, or any interest under this Agreement, except as expressly permitted herein.

     c. Through the act or omission of Lessee, any item of Equipment is subject to any levy, seizure, attachment assignment or execution; or Lessee abandons any item of Equipment.

     d. Lessee fails to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for ten (10) days after written notice thereof is given to Lessee.

     e. Lessee's representations and warranties made in this Agreement or in connection herewith shall be false or misleading in any material respect.

     f. Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, in insolvent, admits in writing its inability to pay its financial obligations as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation.

     g. Within thirty (30) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty
(30) days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

22. REMEDIES. Upon the occurrence of an Event of Default, Lessor shall have the option, with or without giving notice to Lessee, to do any one or more of the following;

     a. Lessor may enforce this Agreement according to its terms;

     b. Lessor may cause Vendor to refuse to deliver the Equipment to Lessee;

     c. By notice to Lessee, Lessor may terminate this Agreement as to any or all Schedules;

     d. Lessee shall remain fully liable for and shall pay Lessor for (i) all sums due and payable under the Schedule for all periods up to and including the date on which Lessor has declared this Agreement to be in default; (ii) all costs and expenses incurred by Lessor on account of such default, including, but not limited to, all court costs and reasonable attorneys' fees; and (iii) all reasonable damages as provided by law (collectively "Lessor's Damages").

     e. Whether or not this Lease is terminated as to any or all Equipment Schedules, Lessor may (i) take possession of any or all of the Equipment listed on any or all Schedules, wherever situated, and for such purpose, subject to Lessee's security regulations, Lessor may enter upon any of Lessee's premises without any court order and without liability for so doing (Lessee hereby waives any action for trespass or damages by reason of such entry or taking possession); (ii) without removal, render the Equipment unusable and dispose of the same on Lessee's premises or (iii) cause Lessee (and Lessee hereby agrees) to assemble the Equipment and either make it available to Lessor at a place designated by Lessor or return it to Lessor as provided in this Agreement.

     f. Lessor may sue for and recover all rents and other payments that accrue after the occurrence of the Event of Default, as the same become due;

     g. Lessor may recover from Lessee, as liquidated damages ("Liquidated Damages") for loss of a bargain and not as a penalty, an amount equal to the present value of all future Monthly Rentals to be paid by. Lessee during the remainder of the Initial Period or any Automatic Renewal Period then in effect, discounted at the rate of eight percent (8%) per annum, which payment shall become immediately due and payable;

     h. Lessor may sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may determine without any duty, except as provided below, to account to Lessee. Lessee may purchase at any such sale, and Lessor shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar equipment owned by or leased by or through Lessor.

The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law, Lessor's failure promptly to enforce any right hereunder shall not operate as a waiver of such rights and Lessor's waiver or any default shall not constitute a waiver of any subsequent or other default. Lessor may accept late payments or partial payments of amounts due under this Agreement and may delay enforcing any of Lessor's rights hereunder without losing or waiving any of Lessor's rights under this Agreement.

23. TAX INDEMNIFICATION. The Lease is entered into on the basis that under the Internal Revenue Code of 1986, as amended (Code), Lessor shall be entitled to
(1) maximum Modified Accelerated Cost Recovery System (MACRS) deduction for 5-year property, and (2) deductions for interest expense incurred to finance purchase of the Equipment, and 13) Gross Profit Tax Deferral.

Lessee represents, warrants, and covenants that at all times during the Lease:

     a. No item of Equipment will constitute "public utility property as defined in the Code;

     b. Lessee will not make any election under the Code or take any action, or fail to take any action, if such election, action or failure to act would cause any item of Equipment to cease to be eligible for any MACRS deductions or interest deductions;

     c. Lessee will keep and make available to Lessor the records required to establish the matters referred to in this Paragraph 23; and

Furthermore, if Lessee is a tax exempt entity, Lessee covenants that it will not renew or extend the Lease if such action shall cause Lessor a Tax Loss as described below.

If, as a result of any act. failure to act, misrepresentation, inaccuracy, or breach of any warranty or covenant, or default under the Lease. by Lessee, an affiliate of Lessee. or any person who shall obtain the use or possession of any item of Equipment through Lessee, Lessor shall lose the right to claim or shall lose the right to claim or shall offer any disallowance or recapture of all or any portion of any MACRS deductions or interest deductions (Tax Loss) with respect to any item of Equipment, then, promptly upon written notice to Lessee that a Tax Loss has occurred, Lessee shall reimburse the Lessor for the amount determined below.

The reimbursement shall be an amount that, in the reasonable opinion of Lessor, shall make Lessor's after-tax rate of return and cash flows (Financial Returns), over the term of the Lease for such item of Equipment. equal to the expected Financial Returns that would have been otherwise available. The reimbursement shall take into account the effects of any interest, penalties and additions to tax required to be paid by Lessor as a result of any payments pursuant to this paragraph. Financial Returns shall be based on economic and tax assumptions used by Lessor in entering into the Lease.

All the rights and privileges of Lessor arising from this Paragraph 23 shall survive the expiration or termination of he Lease.

For purposes of determining tax effects under Paragraphs 8, 17, and 23, the term "Lessor" shall include, to the extent of interests, any partner in Lessor and any affiliated group of corporations. and each member thereof, of which Lessor or any such partner is or shall become a member and with which Lessor or any such partner joining the filing or consolidated or combined returns or any entity acquiring Equipment, Licensed Program and/or support services from Lessor.

24. GENERAL.

     a. Integration. All schedules or riders to this Agreement; Schedules executed hereunder; schedules or riders attached to Schedules; other documents referred to in Schedules and Acceptance Certificates, whether they are signed before, on or after the date of this Agreement. are incorporated into this Agreement by this reference. Such documents appertaining to any Schedule and this Agreement constitute the entire agreement between the parties with respect to the items of Equipment listed on such Schedule.

     b. Modification. This Agreement may not be amended or modified except by a writing signed by a duly authorized representative of each party.

     c. Integration. The provisions of this Agreement shall be deemed to be independent and severable. The invalidity or partial invalidity of any one provision or portion of this Agreement under the laws of any jurisdiction shall not affect the validity or enforceability of any other provisions of this Agreement. The captions and headings set forth herein are for convenience of reference only and shall not define or limit any of the terms hereof.

     d. Notices. Notices hereunder shall be in writing and addressed to the other party at the address herein or such other address provided by Notice hereunder and shall be effective Ii) upon the next business day, if sent by guaranteed overnight express service (such as Federal Express); (ii) on the same day, if personally delivered; or (iii) three days after mailing, if sent by certified or registered U.S. mail, postage prepaid and addressed to the other party.

     e. Governing Law. This Lease shall be governed by the laws of the State of New York.

     f. Binding Effect. The provisions of this Agreement shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns.

     g. Financing Statements. Lessee shall sign and deliver to Lessor one or more financing statements, supplements thereto and other instruments in order to establish, perfect. extend and/or enforce the parties' interests in the Equipment and under this Agreement. A photocopy of this Agreement shall be sufficient as, and may be filed as, an original financing statement. If Lessee defaults hereunder, then Lessor shall automatically be constituted as Lessee's attorney-in-fact for the purpose of carrying out the provisions of this paragraph.

     h. Audited Financial Statements. Upon request, Lessee shall provide to Lessor a copy of its annual audited financial statements.

     i. Provisional Security Interest. In the event a court of competent jurisdiction or other governing authority shall determine that this Agreement is not a "true lease" or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Equipment, then this Agreement shall be deemed to be a security agreement with Lessee, as debtor, having granted to Lessor, as secured party, a security interest in the Equipment effective the date of this Agreement; and Lessor shall have all of the rights, privileges and remedies of a secured party under the New York Uniform Commercial Code.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the day and year first above written.

LESSOR: SYMBOLEASE, INC.                LESSEE: FACTORY CARD OUTLET OF AMERICA,
                                                 LTD.

By: /s/ Brian T. Burke                  By: /s/ Glen J. Franchi
   -------------------------               --------------------------------
       (signature)                                (signature)

Print: Brian T. Burke                   Print: Glen J. Franchi
                                              -----------------------------

                                               Executive Vice President
Title: President                        Title: Chief Administrative Officer
                                              -----------------------------

Date:_______________________            Date: August 26, 1996

[LOGO] SYMBOLEASE
--------------------------------------------------------------------------------

EQUIPMENT SCHEDULE NO.9591999-1  (Modified 10/7/96)

DATED: August 19,1996

This Equipment Schedule ("Schedule") is executed in connection with Master Lease Agreement No. F-96-801, dated August 19. 1996, ("Master Lease") between SymboLease, Inc. ("Lessor") and Factory Card Outlet of America, Ltd. ("Lessee"). and incorporates by reference the terms and conditions of the Master Lease. When signed by Lessor and Lessee, this Schedule shall constitute a lease for the Equipment described herein.

1. EQUIPMENT:                 See Attachment "A"

2. EQUIPMENT LOCATION:        See Attachment "B"

3. ACCEPTANCE DATE:           September 15, 1996

4. COMMENCEMENT DATE:         October 1, 1996

5. INTERIM RENT:              N/A

6. INITIAL PERIOD:            49 Months

7.  ORIGINAL EQUIPMENT COST:  $1,246,656.

8.  MONTHLY RENTAL:           Forty-eight monthly rentals of $30,688.43 each
                              plus all applicable taxes and one monthly rental of $24,933.12 each plus applicable taxes - maintenance beyond the factory warranty period is not included in this lease.

                              Initial Period: $30,688.43 (plus all applicable taxes and freight)

9.  OPTIONS:                  At the expiration of the initial period, Lessee
                              has the four following options: 1)Renew the lease for additional years at a lease rate factor to be determined; 2)Upgrade to new Symbol technology on a replacement basis under a new lease schedule; 3)Purchase the equipment for the then fair market value, not to exceed nine percent (9%) of the Original Equipment Cost;
                              4)Return the equipment to a location specified by the Lessor.



LESSOR: SYMBOLEASE, INC.                LESSEE: FACTORY CARD OUTLET OF AMERICA,
                                                 LTD.

By: /s/ Brian T. Burke                  By: /s/ Glen J. Franchi
   -------------------------               --------------------------------
        Brian T. Burke

Title: President                        Title: Executive Vice President
                                              -----------------------------

Date:_______________________            Date: 10/14/96
                                              -----------------------------

                                  ATTACHMENT A
               Equipment List for Equipment Schedule No 9591999-1
                     Forming Part of Master Lease #F-96-801


Qty  Description of Equipment                     Product Number
---  ------------------------                     --------------
536  Symbol Technologies L59100 Scanners          SYM-002A09805
141  Symbol Technologies 3100 Batch Terminals     SYM-PDT3100-S0824010
141  Symbol Technologies Single Slot Cradles      SYM-CRD-3100-100U
141  Null Modem Cable 25M                         SYM-59846-03-00
141  NiMH Rechargeable Batteries                  SYM-KT- 12596-02
141  Printer Cable                                SYM-25-10413-0l
  1  Application Development Kit                  SYM-SW-10441-04
141  Rascal Printers                              MON-9450-04
  1  Rascal Programming Guide                     MON-M09459-1